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                                  EXHIBIT 99.1

FOR IMMEDIATE RELEASE                               BANK CONTACT: PAUL A. MILLER
                                                          (978) 725-7555





                                 LSB CORPORATION
                             DECLARES CASH DIVIDEND
                              DIVIDEND YIELD 2.91%





NORTH ANDOVER, Mass. -- (BUSINESS WIRE) - October 24, 2003 -- LSB Corporation, (NASDAQ - LSBX), today announced the Board of Directors of LSB Corporation declared a dividend to shareholders on October 23, 2003. The Board voted to pay a cash dividend of $0.12 per share on its outstanding shares of common stock payable on November 20, 2003 to shareholders of record at the close of business on November 6, 2003. This represents a 2.91% dividend yield based on the stock price at the close of business on October 23, 2003.

LSB Corporation is the parent holding company of its wholly-owned subsidiary Lawrence Savings Bank located in North Andover, Massachusetts, an Equal Housing Lender and Member, FDIC/Depositors Insurance Fund.



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